Exhibit 99.1

Sky Harbour Group Corporation Announces its Q3 2023 Financial Results and Updates on Leasing, Construction and New Ground Lease Activities

West Harrison, New York – November 9th, 2023 – Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its 2023 3rd quarter financial results in Form 10-Q and Sky Harbour Capital LLC’s (Obligated Group) 3rd quarter report filed with MSRB’s EMMA system. Please see the following link to access a copy of the SEC filing:

https://d18rn0p25nwr6d.cloudfront.net/CIK-0001823587/f3b48a3a-904d-45d7-99a8-ea83383681b2.pdf

Highlights of the results and other recent events are:

●	Q3 2023 revenues increased 481% as compared to Q3 2022 and 45% compared to Q2 2023.
●	SG&A expenses decreased 1% compared to Q3 2022 and 5% compared to Q2 2023.
●	Net cash used in operating activities during the nine months ended September 30, 2023 improved to $6.2 million from $25.3 million during the nine months ended September 30, 2022.
●	Net cash used in operating activities in Q3 was less than $1 million, providing the Company positive momentum towards its goal of positive cash flow from operations in 2024.
●	Net cash used in operating activities (cash available for debt service) at the Sky Harbour Capital (Obligated Group) level turned positive in Q3 2023.
●	Please see the link below for the Q3 Quarterly Report as filed by Sky Harbour Capital LLC in MSRB/EMMA:

https://emma.msrb.org/P21776353.pdf

●	The Company continues to maintain strong liquidity and capital resources. As of September 30, 2023, cash, restricted cash, and US Treasury investments amounted to approximately $130 million.
●

With $42.8 million PIPE common stock issue closed on November 2nd, cash resources augmented commeasurably since the end of the quarter and provide “equity growth capital” to be paired with anticipated future debt funding.

●	Houston, Nashville and Miami facilities are 94%, 86% and 63% leased, respectively, as of November 8, 2023. The company projects full occupancy by end of Q4 2023.
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Construction of phase 1 campuses in Phoenix and Denver is advanced and Addison (Dallas) Phase 1 broke ground two weeks ago, with expected completion in March 2024, May 2024, and December 2024, respectively.

●	New ground lease entered with the Chicago Executive Airport (“Chicago Executive”) as previously announced. Please see link to recent announcement:

https://d18rn0p25nwr6d.cloudfront.net/CIK-0001823587/4bf35c58-e53a-427d-8576-d81e6dc779f6.pdf

●	Exclusive negotiations are underway for new ground leases at another five target airports.
o	All of these are in key metro markets, with average projected tenant rents expected to exceed those in our first six campuses.
o	The aggregate potential square footage of Sky Harbour hangar capacity at these five airports and Chicago Executive is approximately 1.5 million square feet.
o	The Company expects that two of these ground leases will be finalized by Q4 2023, with the other three finalized by Q2 2024.
●	The new project pipeline continues to expand, and now includes dozens of other airports.

Tal Keinan, Chairman and Chief Executive Officer, commented on the Q3 results and other recent events:

“This is an exciting moment in our Company’s history.

Our offering, which marries very deliberately designed facilities with a highly tailored service suite, represents the best home basing solution in business aviation. We are proud that we can already count the top flight departments in the country as Sky Harbour members.

Vertical integration, from prototyping, through metal building manufacture, to airfield operations, affords us maximal control of both quality and cost.

The challenge ahead of us includes constant refinement of the Sky Harbour model, and aggressive scaling across North America. Our veteran-led site acquisition team, together with a powerful group of equity partners, are now pursuing that mission at full throttle”.

Sky Harbour will host a live conference call and concurrent webcast at 4:00 p.m. ET on November 14, 2023. To join the webcast, please use the following link:

https://events.q4inc.com/attendee/918741688

For audio-only conference call, please use the following participant details:

Toll-Free Dial-In Number: 1-888-660-6739
Toll Dial-In Number: 1-929-203-0875
Conference ID: 3259957

Please note that questions may only be submitted in writing during the webcast through the platform link above.

A replay of the webcast may be found starting on November 15th at Sky Harbour Group Corporation | Events & Presentations - Events

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by SHG, including the filings described above, regarding the following: expectations regarding SHG’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and SHG’s ability to invest in growth initiatives; SHG’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of SHG’s business model and growth strategy; the success or profitability of SHG’s hangar facilities; SHG’s future capital requirements and sources and uses of cash; SHG’s ability to obtain funding for its operations and future growth; developments and projections relating to SHG’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that SHG may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on SHG’s business operations, as well as SHG’s financial condition and results of operations. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of SHG prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations:

investors@skyharbour.group

Attn: Francisco X. Gonzalez, CFO